Exhibit 3.01
UNDER ARMOUR, INC.

THIRD AMENDED AND RESTATED BYLAWS

ARTICLE I
STOCKHOLDERS

Section 1.  Annual Meeting. The annual meeting of stockholders of the Corporation shall be held each year on the date and time as set by the Board of Directors.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2.  Matters to be Considered at Annual Meeting.   At an annual meeting of stockholders, other than the election of directors as provided in Article II hereof, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) pursuant to the notice of meeting delivered to stockholders in accordance with Section 4 of this Article I, (b) by, or at the direction of, a majority of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 2 and at the time of the meeting is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.  For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 150 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the current year’s annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing the notice for the preceding year’s annual meeting, notice by the stockholder, to be timely, must be so delivered not less than 90 days nor more than 150 days prior to the date of mailing of the notice for such annual meeting (or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is made, if later).  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice must contain, as of the date such notice is delivered to the Secretary of the Corporation:

(a) the name and address of the stockholder delivering the notice;

(b) a statement with respect to the amount of the Corporation’s stock owned by such stockholder;

(c) the length of time for which such stockholder has been the record holder of such stock; and

(d) a description in reasonable detail of the proposed business to be brought before the meeting, the reason for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

The presiding officer of the meeting shall have the discretion to declare at the meeting that any business proposed by a stockholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if:

(a) the presiding officer concludes that the matter has been proposed in a manner inconsistent with this Section 2; or

(b) the presiding officer concludes that the subject matter of the proposed business is inappropriate for consideration by the stockholders at the meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

Section 3.  Matters to be Considered at Annual Meetings and Special Meetings.  The purpose of each annual meeting of the stockholders is to elect directors of the Corporation and to transact such other business as may be properly brought forth at such annual meeting in accordance with Section 2 above.  Only those matters set forth in the notice of a special meeting, as set forth in Section 4 below, may be considered or acted upon at such special meeting, unless otherwise provided by law.

Section 4.  Notice of Meetings; Adjournments.   A written notice of all annual meetings of stockholders stating the hour, date and place of such annual meetings and, to the extent required by the Maryland General Corporation Law, the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the Maryland General Corporation Law prescribe a different period of notice, to each stockholder entitled to vote at such meeting or to each stockholder who, under the Charter, as amended from time to time or under these Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books or by any other means permitted by Maryland law.  Such notice shall be deemed to be delivered when hand delivered to such address or if mailed, when deposited in the mail so addressed, with postage prepaid.

Subject to the provisions of Section 11 of this Article I, notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of the stockholders, except that the written notice of all special meetings shall state in reasonable detail the purpose or purposes for which the meeting has been called.

Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is executed before or after such meeting by such stockholder, or if such stockholder attends such meeting in person or by proxy.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.

Any previously scheduled meeting of the stockholders may be postponed or adjourned, and any special meeting of the stockholders may be postponed, adjourned or canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.  When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if after the adjournment a new record date is fixed for the adjourned meeting, provided that where the adjournment is to a date more than 120 days after the original record date that a new record date shall be fixed for the adjourned meeting, then notice of the adjourned meeting shall be given, as in the case of the original meeting, to each stockholder of record entitled to vote at such meeting on notice thereof.

Section 5.  Quorum.  Except as otherwise provided by law, stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of stockholders; but if less than a quorum is present at a meeting, stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.  Voting And Proxies. At each annual or special meeting of stockholders, stockholders shall have one vote for each share of Class A Common Stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Charter.  At each annual or special meeting of stockholders, stockholders shall have ten (10) votes for each share of Class B Common Stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Charter.  Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.  Proxies shall be filed with the Secretary of the meeting before being voted.  A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 7.  Action at Meeting.   When a quorum is present, any matter before any annual or special meeting of stockholders other than the election of directors shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws.  Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws.  The Corporation shall not directly or indirectly vote any shares of its own stock except as to shares which it holds in a fiduciary capacity or except as otherwise permitted by law.

Section 8.  Inspectors of Election.  The Board of Directors by resolutions may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed by the Board of Directors to act or is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.  The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 9.  List of Stockholders Entitled to Vote.  The Secretary shall make, or shall cause to be made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 10.  Presiding Officer.  The presiding officer at all annual or special meetings of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I.  The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

Section 11.  Stockholder Action.  Except as otherwise required by law and subject to the rights of the holders of any shares or series of stock having a preference over the common stock as to dividends, or upon liquidation, special meetings of the holders of common stock of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer, (iv) the President of the Corporation or (v) the Secretary of the Corporation upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting (such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at such meeting).  Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided in these Bylaws.  Advance notice of any matters which any holder of common stock intends to propose for action at an annual meeting shall be given in the manner provided in Section 2 of this Article I.

ARTICLE II

DIRECTORS

Section 1.  Powers.  All of the powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Charter or required by law.

Section 2.  Number and Terms.  The Board of Directors shall establish and may increase or decrease the number of directors of the Corporation, provided, that the number thereof shall never be less than the minimum number permitted under the Maryland General Corporation Law nor more than 15, and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors.  The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 3.  Director Nominations.  Nomination of candidates for election as directors of the Corporation at any annual or special meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting.  Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors at an annual or special meeting of stockholders.

Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.  To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive office of the Corporation not less than 90 days nor more than 150 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the current year’s annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not less than 90 days nor more than 150 days prior to the date of mailing of the notice for such annual meeting (or the tenth day following the day on which disclosure of the date mailing of the notice for such meeting is made, if later).  In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth, as of the date such notice is delivered to the Secretary of the Corporation:

(a)   as to each person whom the stockholder proposes to nominate for election or re-election as a director:
     (i)  the name, age, business address and residence address of such person;

(ii) the principal occupation or employment of such person;
(iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such stockholder notice; and

(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, or is otherwise required, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(b)  as to the stockholder giving the notice:

(i)  the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominees; and

(ii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such stockholder and beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual or special meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 3.

No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.  Election of directors at the annual or special meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual or special meeting.  If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual or special meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the annual or special meeting.

Section 4.  Qualification.  No director need be a stockholder of the Corporation.  A director shall be an individual at least 21 years of age who is not under legal disability.

Section 5.  Vacancies.  Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled in the manner provided in the Charter.

Section 6.  Resignation.  Any director may resign at any time by giving written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such written notice or upon any future date specified in the notice, unless the resignation otherwise provides.

Section 7.  Regular Meetings.  The regular annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders.  Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

Section 8.  Special Meetings.  Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, or the Chief Executive Officer.  The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 9.  Notice of Special Meetings.  Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board or the Chief Executive Officer or such other officer designated by the Chairman of the Board or the Chief Executive Officer.  Notice of any special meeting of the Board of Directors shall be given to each director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting.  Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

A written waiver of notice executed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting.  Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10.  Quorum.  At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II.  Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

Section 11.  Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or these Bylaws.

Section 12.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing.  Such written consent shall be filed with the records of the proceedings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

Section 13.  Manner of Participation.  Members of the Board of Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

Section 14.  Compensation of Directors.  Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such (“Employee Directors”) shall not receive any salary or other compensation for their services as directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.

Section 15.  Chairman of the Board.  The Board shall annually elect, from amongst the directors, a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors.  In the absence of the Chairman of the Board, a director selected by a majority of the directors present shall preside at such meeting of the Board of Directors. The Chairman of the Board shall preside, when present, at all meetings of the stockholders.  The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

ARTICLE III
COMMITTEES

Section 1.  Number, Tenure and Qualification.  The directors may appoint from among its members an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each composed of at least two directors, and other committees, each composed of one or more directors, to serve at the pleasure of the directors; provided, that the membership of the Compensation Committee, Audit Committee and the Corporate Governance Committee shall consist only of Independent Directors.  An individual shall be deemed to be an “Independent Director” hereunder if such individual qualifies as such according to the rules and regulations of the principal exchange or market on which the Corporation’s common stock is listed or quoted.

Section 2.  Powers.  The directors may delegate to committees appointed under Section 1 of this Article III any of the powers of the directors, except as prohibited by law.

Section 3.  Meetings.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  One-third, but not less than two (except for one-member committees), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.  The Board of Directors may designate a chairman (or two or more co-chairmen) of any committee, and such chairman (or any such co-chairman) or any two members of any committee (except for one-member committees) may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members.

Each Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.  Manner of Participation.  Members of a committee of the directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of the Bylaws.

Section 5.  Informal Action by Committees.  Any action required or permitted to be taken at any meeting of a committee of the directors may be taken without a meeting if all members of the committee consent thereto in writing.  Such written consent shall be filed with the records of the proceedings of such committee and shall be treated for all purposes as a vote at a meeting of a committee.

Section 6.  Vacancies.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE IV
OFFICERS

Section 1.  Enumeration.  The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a Chairman of the Board, a Chief Operating Officer, a Chief Administrative Officer, a Chief Legal Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

Section 2.  Election and Appointment.  At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the Chief Executive Officer, the President, the Treasurer and the Secretary.  Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting, or other officers may be appointed by the Chief Executive Officer.

Section 3.  Qualification.  No officer need be a stockholder or a director.  Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President.  Any officer may be required by the Board of Directors to give bond, at the Corporation’s expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

Section 4.  Tenure.  Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article IV.

Section 5.  Resignation.  Any officer may resign by delivering his written resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 6.  Removal.  The Board of Directors may remove any officer by the affirmative vote of a majority of the directors then in office.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 7.  Absence or Disability.  In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 8.  Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business and in the absence of the Chairman of the Board shall preside, when present, at all meetings of the stockholders.

Section 9.  President.  In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside, when present, at all meetings of the stockholders.  The President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 10.  Chief Operating Officer, Chief Administrative Officer, Chief Legal Officer, Chief Financial Officer and Chief Accounting Officer.  Any Chief Operating Officer, Chief Administrative Officer, Chief Legal Officer, Chief Financial Officer or Chief Accounting Office shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 11.  Vice Presidents and Assistant Vice Presidents.  Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.  In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the directors.  The directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

Section 12.  Treasurer and Assistant Treasurers.  The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer.  The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account.  He shall have custody of all funds, securities, and valuable documents of the Corporation.  He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.  In the absence of a Chief Financial Officer, the office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, and the Treasurer shall have authority to affix his signature in such capacity.  Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 13.  Secretary and Assistant Secretaries.  The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose.  In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof.  The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation).  The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or an Assistant Secretary.  The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.  In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary.

Any Assistant Secretary shall have such powers and perform such duties as the Secretary, Board of Directors or the Chief Executive Officer may from time to time designate.

Section 14.  Salaries.  The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors (or an appropriately designated committee of the Board) and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 15.  Other Powers and Duties.  Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE V
STOCK

Section 1.  Certificates of Stock.  Unless otherwise provided by the Board of Directors or by law, each stockholder shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors.  Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by the Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.  Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 2.  Transfers.  Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3.  Record Holders.  Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation or its transfer agent of his post office address and any changes thereto.

Section 4.  Record Date.  In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action.  In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

If no record date is fixed:

(a)the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and

(b)  the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.  Replacement of Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

Section 6.  Share Ledger.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each record stockholder and the number of shares of each class held by such stockholder.

Section 7.  Transfer Agents and Registrars.  The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible banks, trust companies or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of shares of stock.  No certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

Section 8.  Stockholders’ Addresses.  Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

Section 9.  Repurchase of Shares of Stock.  The Corporation may purchase its shares of stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board of Directors shall have been obtained.

ARTICLE VI
INDEMNIFICATION

As used in this Article VI, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the “Indemnification Provision of the Code”), shall have the same meanings as those words have in the Indemnification Provision of the Code.  The Corporation shall indemnify any present or former director or officer of the Corporation, or person who has agreed to become a director or officer, or any person who, at the request of the Corporation serves another corporation or other enterprise as a director, officer, employee or agent against all expenses, liabilities and losses reasonably incurred or suffered by that person in connection with that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.  The Corporation may indemnify any employee or agent against all expenses, liabilities and losses reasonably incurred or suffered by that person in connection with that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each year or on such other date as may be fixed by the Board of Directors.

Section 2.  Seal.  The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the year of its organization.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 3.  Execution of Instruments.  All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 4.  Voting of Securities.  Unless the Board of Directors otherwise provides, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 5.  Resident Agent.  The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6.  Corporate Records.  The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

Section 7.  Amendments.  These Bylaws may be altered, amended or repealed, and new bylaws adopted, only by the vote of a majority of the entire Board of Directors.

Section 8.  Offices.  The principal office of the Corporation within the State of Maryland shall be located at such place as the Board of Directors may designate.  The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 9.  Charter.  All references to the Charter shall include any amendments and supplements thereto.

Section 10. Waiver of Notice.  Whenever any notice is required to be given pursuant to the Charter or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11. Control Share Acquisition Statute.  Notwithstanding any other provision of these Bylaws or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of securities of the Corporation.